Exhibit 99(a)

AVISTA CORPORATION

CERTIFICATION OF CORPORATE OFFICERS

(Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

     Each of the undersigned, Gary G. Ely, Chairman of the Board, President and Chief Executive Officer of Avista Corporation (the “Company”), and Malyn K. Malquist, Senior Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 13, 2003

/s/ Gary G. Ely

Gary G. Ely
Chairman of the Board, President and
Chief Executive Officer

/s/ Malyn K. Malquist

Malyn K. Malquist
Senior Vice President and
Chief Financial Officer